CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296220 on Form S-6 of our report dated July 29, 2026, relating to the financial statements of FT 13093, comprising International Capital Strength Portfolio, Series 72 and SMid Capital Strength Portfolio, Series 72, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 29, 2026